UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock, $0.01 par value	SPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2025, Spectrum Brands Holdings, Inc. (the “Company”) entered into a separation agreement with Mr. Jeremy W. Smeltser, Executive Vice President and Chief Financial Officer (the “Smeltser Separation Agreement”). The Smeltser Separation Agreement was entered into by the Company in furtherance of its prior stated objective of reducing its spending and not as a result of any disagreement between Mr. Smeltser and the Company, the Board of Directors of the Company or management. Concurrently with executing the Smeltser Separation Agreement, the Company entered into an Employment Agreement with Mr. Faisal Qadir pursuant to which Mr. Qadir was appointed as the Company’s Executive Vice President and Chief Financial Officer (the “Qadir Employment Agreement”).

The Company thanks Mr. Smeltser for his contributions and wishes him the best with his future endeavors. The Company congratulates and welcomes Mr. Qadir as its new Executive Vice President and Chief Financial Officer.

Smeltser Separation Agreement

The Company entered into the Smeltser Separation Agreement in connection with the Company terminating Mr. Smeltser’s employment without “cause” in accordance with Mr. Smeltser’s existing Employment Agreement, dated September 9, 2019 (the “Smeltser Employment Agreement”).

Mr. Smeltser will continue as a full-time employee of the Company until December 31, 2025 (the “Separation Date”). During such time, Mr. Smeltser will assist the Company with the timely transition of his duties and other strategic initiatives as requested by the Company. Consistent with the Smeltser Employment Agreement, for Fiscal 2025, Mr. Smeltser will continue to be paid his existing base salary, be eligible to receive the payout for a Management Incentive Plan (“MIP”) cash bonus based on actual performance and be eligible to receive the vesting of his time-based and performance equity awards vesting in Fiscal 2025. In addition, consistent with the Smeltser Employment Agreement, subject to continued compliance with his post-employment restrictive covenants, Mr. Smeltser is eligible to receive the following: (i) cash severance, in an amount equal to the sum of (x) 18-months’ base salary and (y) his target annual bonus, in each case payable over an 18-month period, (ii) a pro-rata portion of his annual bonus for Fiscal 2026 based on the number of weeks worked during such fiscal year prior to the Separation Date, (iii) health insurance benefits during the 18-month period following the Separation Date and other benefits, including the leased car program and financial and tax planning program maintained by the Company for its Executive Vice Presidents, through the Separation Date and (iv) vesting of a pro rata portion of the unvested time-based portion of his 2024 and 2025 long-term incentive plan (“LTIP”) awards and the second tranche of his 2024 supplemental award based on days served as an employee during the vesting period of the applicable award.

Other than as set forth above, Mr. Smeltser is not entitled to any other compensation or benefits in connection with his termination, he will forfeit all other unvested equity awards, and he will not participate in the Company’s Fiscal 2026 LTIP program.

The above summary is not complete and is qualified in its entirety by the Smeltser Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2025.

Qadir Employment Agreement

Prior to entering into the Qadir Employment Agreement, Mr. Qadir served as the Company’s Vice President of Strategic Finance and Enterprise Reporting and has been with the Company since 2012. During his tenure with the Company, Mr. Qadir has held several senior finance leadership roles, including Vice President of Investor Relations, CFO of the Global Pet Care business and CFO of the Home and Personal Care business. Before joining Spectrum Brands, Mr. Qadir held several finance leadership positions of increasing responsibility at The Black & Decker Corporation and Stanley Black & Decker from 2003 to 2012 across FP&A, Operations Finance and Controllership. Mr. Qadir earned his undergraduate degree from Institute of Business Administration in Karachi and his Master of Business Administration from Notre Dame.

Pursuant to the Qadir Employment Agreement, Mr. Qadir will continue to receive his compensation for Fiscal 2025 and, starting on September 3, 2025, will be promoted to become the Company’s Executive Vice President and Chief Financial Officer. Under the Qadir Employment Agreement, starting in Fiscal 2026, Mr. Qadir will be eligible to receive (i) an annual base salary of $450,000, (ii) a MIP target bonus of 75% and a maximum bonus of 150% of annual base salary, (iii) an LTIP award with a target value of 200% of his base salary and (iv) benefits programs as are made available by the Company to its executive officers from time to time.

If Mr. Qadir’s employment is terminated by the Company without cause or he resigns for good reason or as a result of death or disability, then he will receive as severance (i) one and a half times his annual base salary plus one times his annual bonus payable over an 18-month period, (ii) a pro rata bonus for the year of termination based on actual performance, (iii) 18 months’ continued medical coverage subject to his election of COBRA, and (iv) pro rata vesting of any time-based equity awards, with any performance-based equity awards to be forfeited. The receipt of severance benefits is conditioned upon his execution of an effective and irrevocable release of claims as well as continued compliance with his post-employment restrictive covenants, including 18-month noncompete and non-solicitation provisions. The above summary is not complete and is qualified in its entirety by the Qadir Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2025.

There are no family relationships between Mr. Qadir and any director or executive officer of the Company, and no arrangements or understandings between Mr. Qadir and any other person pursuant to which he was selected as Executive Vice President and Chief Financial Officer. Mr. Qadir is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2025
SPECTRUM BRANDS HOLDINGS, INC.

	By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Executive Vice President, General Counsel and Corporate Secretary

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